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                                                                      EXHIBIT 21
                LIST OF SUBSIDIARIES OF INSTEEL INDUSTRIES, INC.

The following is a list of subsidiaries of the Company as of October 2, 1999, each of which is wholly owned by the Company:


                                              STATE OR OTHER JURISDICTION OF
             NAME                                     INCORPORATION
---------------------------------             -------------------------------
Insteel Wire Products Company                 North Carolina

Intercontinental Metals Corporation           North Carolina